EXHIBIT 23.

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-61610, 33-87950 and 333-21413.

                                        ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
March 27, 1997